Exhibit 99.1

Regional Management Corp. Announces First Quarter 2024 Results

- Net income of $15.2 million and diluted earnings per share of $1.56, up from $0.90 in the prior-year period -

- 30+ day contractual delinquency rate of 7.1% as of March 31, 2024 -

- Continued expense discipline with operating expense ratio of 13.7% -

Greenville, South Carolina – May 1, 2024 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the first quarter ended March 31, 2024.

“We had a very strong start to 2024, as we outperformed our outlook on both the top and bottom lines,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “We generated net income of $15.2 million and diluted earnings per share of $1.56 in the first quarter. Our portfolio liquidated by $27 million, in line with our expectations and consistent with normal seasonal trends. The increased pricing that we have implemented over the past several quarters, along with some modest growth in our higher-margin, small loan portfolio, drove total revenue yield to 32.8%, which was 80 basis points better than the prior year and contributed to record quarterly revenue of $144 million.”

“We are very pleased with our first quarter results, and I continue to be very proud of the way that our team members are navigating through the current environment,” added Mr. Beck. “We remain cautiously optimistic about the direction of the economy and the credit performance of our portfolio, though we continue to maintain tight underwriting guidelines while thoughtfully growing our higher-margin, small loan book where appropriate. We ended the first quarter with a 30+ day delinquency rate of 7.1%, a 10 basis point improvement from the first quarter of last year, and our front book continues to perform in line with our expectations.”

“Against the current economic backdrop, we will continue to operate based on a few key guiding principles,” continued Mr. Beck. “First, we are committed to our core business of small and large loan installment lending, and we have a long runway of controlled, profitable growth ahead of us with these products. We will continue to originate loans where we have a high degree of confidence in meeting our return hurdles. Second, we will continue to tightly manage expenses while also investing in our core business in a way that improves our operating efficiency over time and ensures our long-term success and profitability. Finally, we will maintain a strong balance sheet, with ample liquidity and borrowing capacity, diversified and staggered funding sources, and a sensible interest rate management strategy.

By making fundamentally sound business decisions in line with these key principles, we expect to deliver sustainable returns and long-term value to our shareholders.”

First Quarter 2024 Highlights

•
Net income for the first quarter of 2024 was $15.2 million and diluted earnings per share was $1.56, up 73% from $0.90 in the prior-year period.

•
Net finance receivables as of March 31, 2024 were $1.7 billion, an increase of $68.1 million, or 4.1%, from the prior-year period.

- Large loan net finance receivables of $1.3 billion increased $38.8 million, or 3.2%, from the prior-year period and represented 71.7% of the total loan portfolio, compared to 72.3% in the prior-year period.

- Small loan net finance receivables were $490.8 million, an increase of 7.6% from the prior-year period.

- Total loan originations were $326.4 million in the first quarter of 2024, an increase of $23.2 million, or 7.6%, from the prior-year period, due to controlled growth from credit-tightening actions.

•
Total revenue for the first quarter of 2024 was $144.3 million, an increase of $8.9 million, or 6.6%, from the prior-year period, primarily due to an increase in interest and fee income of $8.4 million related to higher average net finance receivables and 80 basis points of higher interest and fee yield compared to the prior-year period.

•
Provision for credit losses for the first quarter of 2024 was $46.4 million, a decrease of $1.2 million, or 2.6%, from the prior-year period.

- Annualized net credit losses as a percentage of average net finance receivables for the first quarter of 2024 were 10.6%, compared to 10.1% in the prior-year period.

- The provision for credit losses for the first quarter of 2024 included a reserve decrease of $0.3 million primarily due to portfolio liquidation as compared to the fourth quarter of 2023, which included our non-performing loan sale.

- Allowance for credit losses was $187.1 million as of March 31, 2024, or 10.7% of net finance receivables.

•
As of March 31, 2024, 30+ day contractual delinquencies totaled $124.2 million, or 7.1% of net finance receivables, an improvement of 10 basis points compared to March 31, 2023.

•
General and administrative expenses for the first quarter of 2024 were $60.4 million, an increase of $1.1 million from the prior-year period.

•
The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the first quarter of 2024 was 13.7%.

Second Quarter 2024 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the second quarter of 2024. The dividend will be paid on June 12, 2024 to shareholders of record as of the close of business on May 22, 2024. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of March 31, 2024, the company had net finance receivables of $1.7 billion and debt of $1.4 billion. The debt consisted of:

•
$154.2 million on the company’s $355 million senior revolving credit facility,
•
$99.4 million on the company’s aggregate $375 million revolving warehouse credit facilities, and
•
$1.1 billion through the company’s asset-backed securitizations.

As of March 31, 2024, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $478 million, or 65.5%, and the company had available liquidity of $169.3 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of March 31, 2024, the company’s fixed-rate debt as a percentage of total debt was 81%, with a weighted-average coupon of 3.7% and a weighted-average revolving duration of 1.0 year.

The company had a funded debt-to-equity ratio of 4.0 to 1.0 and a stockholders’ equity ratio of 19.2%, each as of March 31, 2024. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.3 to 1.0, as of March 31, 2024. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)
	1Q 24	1Q 23	$	%
Revenue
Interest and fee income	$128,818	$120,407	$8,411	7.0%
Insurance income, net	10,974	10,959	15	0.1%
Other income	4,516	4,012	504	12.6%
Total revenue	144,308	135,378	8,930	6.6%

Expenses
Provision for credit losses	46,423	47,668	1,245	2.6%

Personnel	37,820	38,597	777	2.0%
Occupancy	6,375	6,288	(87)	(1.4)%
Marketing	4,315	3,379	(936)	(27.7)%
Other	11,938	11,059	(879)	(7.9)%
Total general and administrative	60,448	59,323	(1,125)	(1.9)%

Interest expense	17,504	16,782	(722)	(4.3)%
Income before income taxes	19,933	11,605	8,328	71.8%
Income taxes	4,728	2,916	(1,812)	(62.1)%
Net income	$15,205	$8,689	$6,516	75.0%
Net income per common share:
Basic	$1.59	$0.93	$0.66	71.0%
Diluted	$1.56	$0.90	$0.66	73.3%
Weighted-average common shares outstanding:
Basic	9,569	9,325	(244)	(2.6)%
Diluted	9,746	9,622	(124)	(1.3)%
Return on average assets (annualized)	3.4%	2.0%
Return on average equity (annualized)	18.4%	11.0%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	1Q 24	1Q 23	$	%
Assets
Cash	$4,215	$7,108	$(2,893)	(40.7)%
Net finance receivables	1,744,286	1,676,230	68,056	4.1%
Unearned insurance premiums	(45,675)	(49,126)	3,451	7.0%
Allowance for credit losses	(187,100)	(183,800)	(3,300)	(1.8)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,511,511	1,443,304	68,207	4.7%
Restricted cash	118,194	127,178	(8,984)	(7.1)%
Lease assets	33,400	34,507	(1,107)	(3.2)%
Restricted available-for-sale investments	22,596	22,489	107	0.5%
Intangible assets	17,360	12,972	4,388	33.8%
Deferred tax assets, net	13,491	14,690	(1,199)	(8.2)%
Property and equipment	13,440	14,999	(1,559)	(10.4)%
Other assets	22,541	23,867	(1,326)	(5.6)%
Total assets	$1,756,748	$1,701,114	$55,634	3.3%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,358,795	$1,329,677	$29,118	2.2%
Unamortized debt issuance costs	(3,948)	(8,215)	4,267	51.9%
Net debt	1,354,847	1,321,462	33,385	2.5%
Lease liabilities	35,679	36,905	(1,226)	(3.3)%
Accounts payable and accrued expenses	29,762	26,054	3,708	14.2%
Total liabilities	1,420,288	1,384,421	35,867	2.6%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 14,675 shares issued and 9,868 shares outstanding at March 31, 2024 and 14,385 shares issued and 9,578 shares outstanding at March 31, 2023)	1,468	1,438	30	2.1%
Additional paid-in capital	123,563	114,452	9,111	8.0%
Retained earnings	361,791	351,324	10,467	3.0%
Accumulated other comprehensive loss	(219)	(378)	159	42.1%
Treasury stock (4,807 shares at March 31, 2024 and March 31, 2023)	(150,143)	(150,143)	—	—
Total stockholders’ equity	336,460	316,693	19,767	6.2%
Total liabilities and stockholders’ equity	$1,756,748	$1,701,114	$55,634	3.3%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables
	1Q 24	4Q 23	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q 23	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$1,250,647	$1,274,137	$(23,490)	(1.8)%	$1,211,836	$38,811	3.2%
Small loans	490,830	493,473	(2,643)	(0.5)%	456,313	34,517	7.6%
Retail loans	2,809	3,800	(991)	(26.1)%	8,081	(5,272)	(65.2)%
Total net finance receivables	$1,744,286	$1,771,410	$(27,124)	(1.5)%	$1,676,230	$68,056	4.1%
Number of branches at period end	343	346	(3)	(0.9)%	344	(1)	(0.3)%
Net finance receivables per branch	$5,085	$5,120	$(35)	(0.7)%	$4,873	$212	4.4%

	Averages and Yields
	1Q 24		4Q 23		1Q 23
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Large loans	$1,263,491	26.0%	$1,273,268	26.0%	$1,215,547	26.0%
Small loans	491,911	37.8%	477,615	36.3%	467,851	35.0%
Retail loans	3,341	15.8%	4,356	16.3%	8,954	18.6%
Total interest and fee yield	$1,758,743	29.3%	$1,755,239	28.8%	$1,692,352	28.5%
Total revenue yield	$1,758,743	32.8%	$1,755,239	32.3%	$1,692,352	32.0%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	1Q 24 Compared to 1Q 23
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Large loans	$3,116	$27	$1	$3,144
Small loans	2,107	3,276	169	5,552
Retail loans	(261)	(63)	39	(285)
Product mix	(238)	308	(70)	—
Total increase in interest and fee income	$4,724	$3,548	$139	$8,411

	Loans Originated (1)
	1Q 24	4Q 23	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q 23	YoY $ Inc (Dec)	YoY % Inc (Dec)
Large loans	$185,074	$233,415	$(48,341)	(20.7)%	$193,571	$(8,497)	(4.4)%
Small loans	141,281	174,394	(33,113)	(19.0)%	109,484	31,797	29.0%
Retail loans	—	—	—	—	146	(146)	(100.0)%
Total loans originated	$326,355	$407,809	$(81,454)	(20.0)%	$303,201	$23,154	7.6%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	1Q 24	4Q 23	1Q 23
Net credit losses	$46,723	$66,385	$42,668
Percentage of average net finance receivables (annualized)	10.6%	15.1%	10.1%
Provision for credit losses	$46,423	$68,885	$47,668
Percentage of average net finance receivables (annualized)	10.6%	15.7%	11.3%
Percentage of total revenue	32.2%	48.6%	35.2%
General and administrative expenses	$60,448	$64,796	$59,323
Percentage of average net finance receivables (annualized)	13.7%	14.8%	14.0%
Percentage of total revenue	41.9%	45.7%	43.8%
Same store results (1):
Net finance receivables at period-end	$1,733,237	$1,718,367	$1,619,407
Net finance receivable growth rate	3.4%	1.5%	12.3%
Number of branches in calculation	340	333	325

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency
	1Q 24		4Q 23		1Q 23
Allowance for credit losses	$187,100	10.7%	$187,400	10.6%	$183,800	11.0%
Current	1,489,510	85.4%	1,493,341	84.3%	1,438,354	85.8%
1 to 29 days past due	130,578	7.5%	155,196	8.8%	116,723	7.0%
Delinquent accounts:
30 to 59 days	30,020	1.7%	34,756	1.9%	27,428	1.6%
60 to 89 days	25,409	1.5%	31,212	1.8%	25,178	1.5%
90 to 119 days	23,460	1.3%	27,107	1.5%	23,148	1.4%
120 to 149 days	22,163	1.3%	15,317	0.9%	22,263	1.3%
150 to 179 days	23,146	1.3%	14,481	0.8%	23,136	1.4%
Total contractual delinquency	$124,198	7.1%	$122,873	6.9%	$121,153	7.2%
Total net finance receivables	$1,744,286	100.0%	$1,771,410	100.0%	$1,676,230	100.0%
1 day and over past due	$254,776	14.6%	$278,069	15.7%	$237,876	14.2%

	Contractual Delinquency by Product
	1Q 24		4Q 23		1Q 23
Large loans	$78,055	6.2%	$80,136	6.3%	$74,606	6.2%
Small loans	45,804	9.3%	42,151	8.5%	45,600	10.0%
Retail loans	339	12.1%	586	15.4%	947	11.7%
Total contractual delinquency	$124,198	7.1%	$122,873	6.9%	$121,153	7.2%

	Income Statement Quarterly Trend
	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$120,407	$118,083	$125,018	$126,190	$128,818	$2,628	$8,411
Insurance income, net	10,959	11,203	11,382	10,985	10,974	(11)	15
Other income	4,012	4,198	4,478	4,484	4,516	32	504
Total revenue	135,378	133,484	140,878	141,659	144,308	2,649	8,930
Expenses
Provision for credit losses	47,668	52,551	50,930	68,885	46,423	22,462	1,245
Personnel	38,597	36,419	39,832	42,024	37,820	4,204	777
Occupancy	6,288	6,158	6,315	6,268	6,375	(107)	(87)
Marketing	3,379	3,844	4,077	4,474	4,315	159	(936)
Other	11,059	10,475	11,880	12,030	11,938	92	(879)
Total general and administrative	59,323	56,896	62,104	64,796	60,448	4,348	(1,125)
Interest expense	16,782	16,224	16,947	17,510	17,504	6	(722)
Income before income taxes	11,605	7,813	10,897	(9,532)	19,933	29,465	8,328
Income taxes	2,916	1,790	2,077	(1,958)	4,728	(6,686)	(1,812)
Net income (loss)	$8,689	$6,023	$8,820	$(7,574)	$15,205	$22,779	$6,516
Net income (loss) per common share:
Basic	$0.93	$0.64	$0.94	$(0.80)	$1.59	$2.39	$0.66
Diluted	$0.90	$0.63	$0.91	$(0.80)	$1.56	$2.36	$0.66
Weighted-average shares outstanding:
Basic	9,325	9,399	9,429	9,437	9,569	(132)	(244)
Diluted	9,622	9,566	9,650	9,437	9,746	(309)	(124)

	Balance Sheet Quarterly Trend
	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,701,114	$1,723,616	$1,765,340	$1,794,527	$1,756,748	$(37,779)	$55,634
Net finance receivables	$1,676,230	$1,688,937	$1,751,009	$1,771,410	$1,744,286	$(27,124)	$68,056
Allowance for credit losses	$183,800	$181,400	$184,900	$187,400	$187,100	$(300)	$3,300
Debt	$1,329,677	$1,344,855	$1,372,748	$1,399,814	$1,358,795	$(41,019)	$29,118

	Other Key Metrics Quarterly Trend
	1Q 23	2Q 23	3Q 23	4Q 23	1Q 24	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	28.5%	28.2%	29.0%	28.8%	29.3%	0.5%	0.8%
Efficiency ratio (1)	43.8%	42.6%	44.1%	45.7%	41.9%	(3.8)%	(1.9)%
Operating expense ratio (2)	14.0%	13.6%	14.4%	14.8%	13.7%	(1.1)%	(0.3)%
30+ contractual delinquency	7.2%	6.9%	7.3%	6.9%	7.1%	0.2%	(0.1)%
Net credit loss ratio (3)	10.1%	13.1%	11.0%	15.1%	10.6%	(4.5)%	0.5%
Book value per share	$33.06	$32.71	$33.61	$33.02	$34.10	$1.08	$1.04

(1) General and administrative expenses as a percentage of total revenue.

(2) Annualized general and administrative expenses as a percentage of average net finance receivables.

(3) Annualized net credit losses as a percentage of average net finance receivables.

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	1Q 24
Debt	$1,358,795
Total stockholders' equity	336,460
Less: Intangible assets	17,360
Tangible equity (non-GAAP)	$319,100
Funded debt-to-equity ratio	4.0	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.3	x